Exhibit 10.6

TRUST ACCOUNTING SERVICING AGREEMENT

THIS AGREEMENT is made and entered into as of the last date written on the signature page below, by and between U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”), HASHDEX NASDAQ CRYPTO INDEX US ETF, a Delaware statutory trust (the “Trust”).

WHEREAS, the Trust is operated as a commodity pool under the Commodity Exchange Act and is registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement on Form S-1 or Form S-3, as applicable (each a “Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”); and

WHEREAS, the Trust desires to retain Fund Services to provide accounting services described herein, all as more fully set below.

WHEREAS, Fund Services desires to provide the Trust accounting services as outlined in this Agreement, subject to the terms and conditions set forth herein;

 NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Appointment of Fund Services as Trust Accountant

The Trust hereby appoints Fund Services as fund accountant of the Trust for the term of this Agreement to perform the services and duties described herein. Fund Services hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of Fund Services shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against Fund Services hereunder.

2. Services and Duties of Fund Services

Fund Services shall provide the following accounting services to the Trust:

A.	Portfolio Accounting Services:

(1)	Maintain portfolio records on a trade date+1 basis using security trade information communicated from the Trust.

(2)	For each valuation date, obtain prices from a pricing source approved by the Trust and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Trust shall approve, in good faith, procedures for determining the fair value for such securities.

(3)	Identify interest and dividend accrual balances as of each valuation date and calculate gross earnings on investments for each accounting period.

(4)	Determine gain/loss on security sales and identify them as short-term or long-term; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

(5)	On a daily basis, reconcile portfolio holdings and cash of the Trust with the Fund’s custodian and/or prime brokerage account(s).

(6)	Transmit a copy of the portfolio valuation to the Trust daily.

(7)	Review the impact of current day’s activity on a per share basis, and review changes in market value.

B.	Expense Accrual and Payment Services:

(1)	For each valuation date, calculate the expense accrual amounts as directed by the Trust as to methodology, rate or dollar amount.

(2)	Process and record payments for Trust expenses upon receipt of written authorization from the Trust.

(3)	Account for Trust expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by Fund Services and the Trust.

(4)	Provide expense accrual and payment reporting.

C.	Trust Valuation and Financial Reporting Services:

(1)	Account for Trust creation and redemption activity and other Trust share activity as reported by the Trust’s transfer agent on a timely basis.

(2)	Determine net investment income (earnings) for the Trust as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

(3)	Maintain a general ledger and other accounts, books, and financial records for the Trust in the form as agreed upon.

(4)	Determine the net asset value of the Trust according to the accounting policies and procedures set forth in the Trust's current prospectus.

(5)	Calculate per share net asset value, per share net earnings, and other per share amounts reflective of Trust operations at such time as required by the nature and characteristics of the Trust.

(6)	Communicate to the Trust, at an agreed upon time, the per share net asset value for each valuation date.

(7)	Prepare monthly reports that document the adequacy of accounting detail to support month-end ledger balances.

(8)	Provide the daily net asset value per share (“NAV”) and holdings data to third-party reporting agencies as determined by the Trust.

(9)	Create and transmit NAV.

D.	Tax Accounting Services:

(1)	Maintain accounting records for the investment portfolio of the Trust to support the tax reporting required under the Internal Revenue Code of 1986, as amended (the “Code”), as applicable.

(2)	Maintain tax lot detail for the Trust’s investment portfolio.

(3)	Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Trust.

(4)	Provide the necessary financial information to calculate the taxable components of income and capital gains distributions to support tax reporting to the shareholders.

E.	Compliance Control Services:

(1)	Support reporting to regulatory bodies and support financial statement preparation by making the Trust's accounting records available to the Trust, the U.S. Securities and Exchange Commission (the “SEC”), National Futures Association (the “NFA”), the Commodity Futures Trading Commission (the “CFTC”) and other applicable regulatory bodies and the independent accountants.

(2)	Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Trust in connection with any certification required of the Trust pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”) or any rules or regulations promulgated by the SEC thereunder, provided the same shall not be deemed to change Fund Services’ standard of care as set forth herein.

(3)	Cooperate with the Trust’s independent accountants and take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion on the Fund’s financial statements without any qualification as to the scope of their examination.

3. License of Data; Warranty; Termination of Rights

A.	The valuation information and evaluations being provided to the Trust by Fund Services pursuant hereto (collectively, the “Data”) are being licensed, not sold, to the Trust. The Trust has a limited license to use the Data only for purposes necessary to valuing the Trust’s assets and reporting to regulatory bodies (the “License”). The Trust does not have any license nor right to use the Data for purposes beyond the intentions of this Agreement including, but not limited to, resale to other users or use to create any type of historical database. The License is non-transferable and not sub-licensable. The Trust’s right to use the Data cannot be passed to or shared with any other entity.

The Trust acknowledges the proprietary rights that Fund Services and its suppliers have in the Data.

B.	THE TRUST HEREBY ACCEPTS THE DATA AS IS, WHERE IS, WITH NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR ANY OTHER MATTER.

C.	Fund Services may stop supplying some or all Data to the Trust if Fund Services’ suppliers terminate any agreement to provide Data to Fund Services. Also, Fund Services may stop supplying some or all Data to the Trust if Fund Services reasonably believes that the Trust is using the Data in violation of the License, or breaching their duties of confidentiality provided for hereunder, or if any of Fund Services’ suppliers demand that the Data be withheld from the Trust. Fund Services will provide notice to the Trust of any termination of provision of Data as soon as reasonably possible, but no later than ten (10) business days.

4. Pricing of Securities

A.	For each valuation date, Fund Services shall obtain prices from a pricing source recommended by Fund Services and approved by the Trust and apply those prices to the portfolio positions of the Trust. For those securities where market quotations are not readily available, the Trust shall approve, in good faith, procedures for determining the fair value for such securities.

If the Trust desires to provide a price that varies from the price provided by the pricing source, the Trust shall promptly notify and supply Fund Services with the price of any such security on each valuation date. All pricing changes made by the Trust will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

B.	In the event that the Trust, at any time receive Data containing evaluations, rather than market quotations, for certain securities or certain other data related to such securities, the following provisions will apply: (i) evaluated securities are typically complicated financial instruments. There are many methodologies (including computer-based analytical modeling and individual security evaluations) available to generate approximations of the market value of such securities, and there is significant professional disagreement about which method is best. No evaluation method, including those used by Fund Services and its suppliers, may consistently generate approximations that correspond to actual “traded” prices of the securities; (ii) methodologies used to provide the pricing portion of certain Data may rely on evaluations; however, the Trust acknowledges that there may be errors or defects in the software, databases, or methodologies generating the evaluations that may cause resultant evaluations to be inappropriate for use in certain applications; and (iii) the Trust assumes the responsibility for edit checking, external verification of evaluations, and ultimately the appropriateness of using Data containing evaluations, regardless of the support and efforts made by Fund Services and its suppliers in this respect.

C.	Fund Services shall not have any obligation to verify the accuracy or appropriateness of any prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, any of their affiliates, or any third party source. Notwithstanding anything else in this Agreement to the contrary, Fund Services and its affiliates shall not be responsible or liable for any mistakes, errors, or mispricing, or any losses related thereto, resulting from any inaccurate, inappropriate, or fraudulent prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, any of their affiliates, or any third party source.

5. Changes in Accounting Procedures

Any action by the Trust that affects accounting practices and procedures of the Trust under this Agreement shall be effective upon written receipt of notice and acceptance by Fund Services.

6. Changes in Equipment, Systems, Etc.

Fund Services reserves the right to make changes from time to time, as it deems advisable, relating to its systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the services provided to the Trust under this Agreement. Fund Services shall notify the Trust of any material changes that may impact the services under this Agreement within a reasonable timeframe.

7. Compensation

Fund Services shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit A hereto (as amended from time to time). Fund Services shall also be compensated for such miscelaneous expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by Fund Services in performing its duties hereunder. The Trust shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the monthly billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall notify Fund Services in writing within 30 calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall pay such disputed amounts within 10 business days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to Fund Services shall only be paid out of the assets and property of the particular Trust involved.

8. Representations and Warranties

A.	The Trust hereby represents and warrants to Fund Services, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)	This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(3)	To the best of the Trust’s knowledge, it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

(4)	A registration statement under the Securities Act of 1933, as amended, will be made effective prior to the effective date of this Agreement and will remain effective during the term of this Agreement, and appropriate state securities law filings will be made prior to the effective date of this Agreement and will continue to be made during the term of this Agreement as necessary to enable the Trust to make a continuous public offering of its shares; and

(5)	All records of the Trust provided to Fund Services by the Trust or by a prior service provider of the Trust are accurate and complete and Fund Services is entitled to rely on all such records in the form provided.

B.	Fund Services hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)	This Agreement has been duly authorized, executed and delivered by Fund Services in accordance with all requisite action and constitutes a valid and legally binding obligation of Fund Services, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(3)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

(4)	It has implemented and will maintain reasonable safeguards, including physical, electronic, and procedural measures, to protect the security, confidentiality, and integrity of data received or used in connection with this Agreement.

9. Standard of Care; Indemnification; Limitation of Liability

A.	Fund Services shall exercise reasonable care in the performance of its duties under this Agreement. Neither Fund Services nor any of its affiliates or suppliers shall be liable for any error of judgment; mistake of law; fraud or misconduct by the Trust, the adviser or any other service provider to the Trust or a Trust, or any employee of the foregoing; or for any loss suffered by the Trust or any third party in connection with Fund Services’ duties under this Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond Fund Services’ reasonable control, except a loss arising out of or relating to Fund Services’ refusal or failure to comply with the terms of this Agreement (other than where such compliance would violate applicable law) or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if Fund Services has exercised reasonable care in the performance of its duties under this Agreement, the Trust shall indemnify and hold harmless Fund Services and its affiliates and suppliers from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that Fund Services or its affiliates and suppliers may sustain or incur or that may be asserted against Fund Services or its affiliates and suppliers by any person arising out of or related to (X) any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to Fund Services by any duly authorized officer of the Trust, as approved by the Board of Trustees of the Trust, or (Y) the Data, or any information, service, report, analysis or publication derived therefrom, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to Fund Services’ refusal or failure to comply with the terms of this Agreement (other than where such compliance would violate applicable law) or from its bad faith, gross negligence, reckless disregard or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Fund Services” shall include Fund Services’ directors, officers and employees.

The Trust acknowledges that the Data are intended for use as an aid to institutional investors, registered brokers or professionals of similar sophistication in making informed judgments concerning securities. The Trust accepts responsibility for, and acknowledges it exercises its own independent judgment in, its selection of the Data, its selection of the use or intended use of such, and any results obtained. Nothing contained herein shall be deemed to be a waiver of any rights existing under applicable law for the protection of investors.

Fund Services shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by Fund Services as a result of Fund Services’ refusal or failure to comply with the terms of this Agreement, or from its bad faith, gross negligence, reckless disregard, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of Fund Services, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Trust” shall include the Trust’s trustees, officers and employees.

In the event of a mechanical breakdown or power supplies beyond its control, Fund Services shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. Fund Services will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Fund Services. Fund Services agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect Fund Services’ premises and operating capabilities at any time during regular business hours of Fund Services, upon reasonable notice to Fund Services. Moreover, Fund Services shall provide the Trust, at such times as the Trust may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of Fund Services relating to the services provided by Fund Services under this Agreement.

Notwithstanding the above, Fund Services reserves the right to reprocess and correct administrative errors at its own expense.

In no case shall any party be liable to another for (i) any special, indirect or consequential damages, loss of profits or goodwill (even if advised of the possibility of such); (ii) any delay by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply; or (iii) any claim that arose more than one year prior to the institution of suit therefor.

B.	In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

C.	The indemnity and defense provisions set forth in this Section 9 shall indefinitely survive the termination and/or assignment of this Agreement.

D.	If Fund Services is acting in another capacity for the Trust pursuant to a separate agreement, nothing herein shall be deemed to relieve Fund Services of any of its obligations in such other capacity.

10. Notification of Error

The Trust will notify Fund Services of any discrepancy between Fund Services and the Trust, including, but not limited to, failing to account for a security position in the Trust’s portfolio, upon the later to occur of: (i) three business days after receipt of any reports rendered by Fund Services to the Trust; (ii) three business days after discovery of any error or omission not covered in the balancing or control procedure; or (iii) three business days after receiving notice from any shareholder regarding any such discrepancy.

11. Data Necessary to Perform Services

The Trust or its agent shall furnish to Fund Services the data necessary to perform the services described herein at such times and in such form as mutually agreed upon.

12. Proprietary and Confidential Information

A.	Fund Services agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Fund Services may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Trust. Records and other information which have become known to the public through no wrongful act of Fund Services or any of its employees, agents or representatives, and information that was already in the possession of Fund Services prior to receipt thereof from the Trust or its agent, shall not be subject to this paragraph.

Further, Fund Services will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, Fund Services shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.

B.	The Trust agrees on behalf of itself and its trustees, officers, and employees to treat confidentially and as proprietary information of Fund Services, all non-public information relative to Fund Services (including, without limitation, the Data and information regarding Fund Services’ pricing, products, services, customers, suppliers, financial statements, processes, know-how, trade secrets, market opportunities, past, present or future research, development or business plans, affairs, operations, systems, computer software in source code and object code form, documentation, techniques, procedures, designs, drawings, specifications, schematics, processes and/or intellectual property), and not to use such information for any purpose other than in connection with the services provided under this Agreement, except (i) after prior notification to and approval in writing by Fund Services, which approval shall not be unreasonably withheld and may not be withheld where the Trust may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Fund Services. Information which has become known to the public through no wrongful act of the Trust or any of its employees, agents or representatives, and information that was already in the possession of the Trust prior to receipt thereof from Fund Services, shall not be subject to this paragraph.

C.	Notwithstanding anything herein to the contrary, (i) the Trust shall be permitted to disclose the identity of Fund Services as a service provider, redacted copies of this Agreement, and such other information as may be required in the Trust’s registration or offering documents, or as may otherwise be required by applicable law, rule, or regulation, and (ii) Fund Services shall be permitted to include the name of the Trust in lists of representative clients in due diligence questionnaires, RFP responses, presentations, and other marketing and promotional purposes.

13. Records

Fund Services shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, as required by the Securities Exchange Act of 1934, as amended, the rules of the stock exchange on which the Funds’ shares are listed, 17 C.F.R. 4.23 (specifically, the records specified in 17 C.F.R. 4.23(a)(1) through (8), (10) through (12) and (b)(1)), and other applicable federal securities laws and created pursuant to the performance of the Administrator’s obligations under this Agreement. Fund Services will also maintain those records of the Trust and the Trust including any changes, modifications or amendments thereto (the “Trust Records”) and will act as document repository for such Trust Records. Upon receipt of such Trust Records, Fund Services will issue a receipt for such Trust Records. Fund Services shall maintain a complete and orderly inventory of all Trust Records for which it has issued a receipt. Fund Services shall be under no duty or obligation to audit or reconcile the content, nor shall it be responsible for the accuracy or completeness of those Trust Records not created by it. Upon written request in a form to be determined by Fund Services and the Trust, Fund Services will return or release the requested Trust Records to such persons or entities pursuant to the Instructions provided by the Trust. Once one or more Trust Records have been returned or released by Fund Services, Fund Services shall have no further duty or obligation to act as repository for said previously released Trust Records. The Trust represents and warrants that: (a) promptly after the date of this Agreement, it will, at its own expense, deliver, cause to be delivered or make available to Fund Services all of the Trust Records in effect as of the date of this Agreement; (b) it will, on a continuing basis and at its own expense, promptly deliver, cause to be delivered or make available to Fund Services any Trust Records created after the date of this Agreement; (c) it has adequate record-keeping policies and procedures in effect to ensure that all Trust Records are promptly provided to Fund Services pursuant to the terms of this Agreement; (d) it shall be responsible for the accuracy and completeness of any Trust Records not created by Fund Services; and (e) it shall be responsible for ensuring the Trust’s or the Funds’ compliance with, fulfillment of its obligations under or enforcement of, any Trust Records not created by Fund Services. Fund Services acknowledges that the records maintained and preserved by it pursuant to this Agreement are the property of the Trust and will be, at the Trust’s expense, surrendered promptly upon reasonable request, provided, however, that Fund Services may retain such copies of such records in such form as may be required to comply with any applicable law, rule, regulation, or order of any governmental, regulatory, or judicial authority of competent jurisdiction. Notwithstanding anything in this Agreement to the contrary, the Trust acknowledges and agrees that if the Trust elects to use a electronic transmission method to communicate trade instructions to Fund Services the Trust shall be responsible for maintaining the Trust’s records as they relate to the Trust’s review and approval of individuals authorized to place trading instructions as described in Rule 31a-1(b)(10) promulgated under the 1940 Act.

14. Compliance with Laws

The Trust has and retains primary responsibility for all compliance matters relating to the Trust, including but not limited to compliance with the 1933 Act, 1934 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001, the rules and regulations of the SEC, CFTC, NFA, the securities exchange on which any Shares are listed and the policies and limitations of the Trust relating to its portfolio investments as set forth in its registration statement. Fund Services’ services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance.

15. Term of Agreement; Amendment

A.	This Agreement shall become effective as of the date written above and will continue in effect for a period of three (3) years (“Initial Term”).

B.	Following the Initial Term, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least 60 days prior to the end of the then current term that it will not be renewing the Agreement.

C.	During the Initial Term and subject to Section 16, this Agreement may be terminated by either party (in whole or with respect to one or more Trust) upon giving 60 days’ prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties.

D.	Fund Services may terminate this Agreement immediately (in whole or with respect to one or more Trust) if the continued service of the Trust would cause Fund Services or any of its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory or judicial authority of competent jurisdiction, or if the Trust (or any affiliate thereof) commits any act, or becomes involved in any situation or occurrence, tending to bring itself into public disrepute, contempt, scandal, or ridicule, or such that the continued association with the Trust or the Trust would reflect unfavorably upon Fund Services’ reputation, provided that in such event Fund Services shall, to the extent it is legally permitted and able to do so, provide reasonable assistance to transition the Trust to a successor service provider.

E.	This Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.

F.	This Agreement may not be amended or modified in any manner except by written agreement executed by Fund Services and the Trust, and authorized or approved by the Trust’s Board of Trustees.

16. Duties in the Event of Termination

In the event that, in connection with termination, a successor to any of Fund Services’ duties or responsibilities hereunder is designated by the Trust by written notice to Fund Services, Fund Services will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence and other data established or maintained by Fund Services under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which Fund Services has maintained the same, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Fund Services’ personnel in the establishment of books, records and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Trust. The Trust shall also pay any reasonable fees associated with record retention and/or tax reporting obligations that Fund Services is obligated under applicable law, regulation, or rule to continue following the termination.

17. Early Termination

In the absence of any material breach of this Agreement, should the Trust elect to terminate this Agreement (in whole or with respect to one or more Trust) prior to the end of the then current term, the Trust agrees to pay the following fees with respect to each Trust subject to the termination:

a.	all outstanding monthly fees through the remaining term of the Agreement, including the repayment of any negotiated discounts (provided that no such fees shall be paid with respect to any Trust following the liquidation of such Trust);

b.	all fees associated with converting services to successor service provider;

c.	all fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;

d.	all direct and documented miscellaneous costs associated with a. to c. above.

18. Assignment

This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Fund Services, or by Fund Services without the written consent of the Trust accompanied by the authorization or approval of the Trust.

19. Governing Law

This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1933 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1933 Act or any rule or order of the SEC thereunder.

20. No Agency Relationship

Nothing herein contained shall be deemed to authorize or empower any party to act as agent for another party to this Agreement, or to conduct business in the name, or for the account, of another party to this Agreement.

21. Services Not Exclusive

Nothing in this Agreement shall limit or restrict Fund Services from providing services to other parties that are similar or identical to some or all of the services provided hereunder, provided that such services do not create a conflict of interest or otherwise impair Fund Services’ ability to fulfill its obligations to the Trust under this Agreement.

22. Invalidity

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

23. Notices

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to Fund Services shall be sent to:

U.S. Bancorp Fund Services, LLC

615 East Michigan Street

Milwaukee, WI 53202

Attn: GFS Contracts

Email: GFSContracts@usbank.com

and Notice to the Trust shall be sent to:

Hashdex Nasdaq Crypto Index US ETF

c/o Hashdex Asset Management Ltd.

v. Ataulfo de Paiva, 1120 - Leblon

Rio de Janeiro, RJ, BR

Attn: Legal Department

Email: legal@hashdex.com

Cc: operations@hashdex.com

24. Multiple Originals

This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

HASHDEX NASDAQ CRYPTO INDEX US ETF

By:	/s/ Bruno Leonardo Kmita de Oliveira Passos
Name:	Bruno Leonardo Kmita de Oliveira Passos
Title:	Director
Date:	January 6, 2025

U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Gregory Farley
Name:	Gregory Farley
Title:	Sr. Vice President
Date:	January 15, 2025

Exhibit A

Fund Accounting Servicing Agreement

Fee Schedule

Base Fee for Accounting, Administration, & Account Services

The following reflects the greater of the basis point fee or annual minimum where Hashdex Asset Management Ltd. ("Adviser") acts as investment adviser to the fund(s) in Hashdex Nasdaq Crypto Index US ETF (the "Trust")

Annual Minimum per Fund¹	Basis Points on Trust AUM¹
$ 40,000 for Funds 1-5	3 on the first $ 1 billion
$ 30,000 for Funds 6-10	2 on the next $ 1 billion
$ 25,000 for Funds 11+	1 on the balance

Base Fee for ETF Services

Annual Fee per fund
ETF Order Management	$10,000 per fund
ETF Transfer Agency	$100 per order (Create or Redeem)

Optional Services
ETF Stock Splits	$5,000
ETF Liquidation	$5,000
ETF Slippage Calculations	$1,000/Fund/Year

See APPENDIX A for Services and Associated Fees in addition to the Base Fee

See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees Base Fee for Custody Services

Appendix A - Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)

Pricing Services

For daily pricing of each securities (estimated 252 pricing days annually)

■	$ 0.08 - Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps

■	$ 0.50 - Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporates, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds

■	$ 0.80 - Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities Money Market Instruments, Foreign Corporates, Governments and Agency Bonds, and High Yield Bonds

■	$ 1.00 - Bank Loans

■	Intraday money market funds pricing, up to 3 times per day

■	$ 500 per Month Manual Security Pricing (>25 per day)

■	Derivative Instruments are generally charged at the following rates:

●	$ 0.90 - Interest Rate Swaps, Foreign Currency Swaps

●	$ 1.50 - Swaptions

●	$ 3.00 - Credit Default Swaps

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs, CDOs and complex derivative instruments, which may result in additional swap set up fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action, Factor Services and ETF income projection service Charges (effective 04/01/24)

■	$2.50 per Foreign Equity Security per Month for corporate actions

■	$1.50 per Domestic Equity Security per Month for corporate actions

■	$4.00 per CMO and Asset Backed Security per Month/ $2.50 for ETF Funds for factor services

■	$1.50 per Mortgage-Backed Security per Month/ no charge for ETF Funds for factor services

■	$2.00 per Fixed Income Security per Month for ETF funds only for ETF income projection

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance) (effective 04/01/24)

■	$ 1.50 per security per month for fund administrative

SEC Modernization Requirements

■	$ 10,000 per year, per Fund - Form N-PORT

■	$ 250 per year, per Fund - Form N-CEN

Index Service Fees (effective 04/01/24)

■	$50 per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data

■	$100 per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P Global, Dow Jones, CBOE, and HFRI Indexes

■	250 per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell

■	$500 per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM

■	$200 per month per fund additional fee for creation of a blended index, in addition to Tier index fees.

Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fees. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

Chief Compliance Officer Support Fee

■	$ 3,000 per trust for each U.S. Bank service selected (administration, accounting, transfer agent, custodian) - CCO support annual fee

Chief Compliance Officer Support Fee includes the following services:

■	Access to the CCO Portal including business line Critical Procedures, Compliance Controls, Testing of Controls, Annual U.S. Bank Global Fund Services CCO Review, SOC/ SSAE audits of business lines

■	Quarterly 38a-1 certifications to the CCO regarding any changes to critical policies, procedures and controls and compliance events as required under Rule 38a-1 of the Investment Company Act

■	Quarterly CCO teleconferences and other periodic events and webinars

■	CCO forums held periodically throughout the year in major cities

■	Annual client conference which includes CCO roundtable discussions

NOTE: the CCO Support team does NOT serve as the Fund CCO

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

Appendix B - Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client need and/or request)

10Q/10K Servicing (’33 Act funds)

■	Support - $ 25,000 per fund per year - Provide financial data for inclusion in the Fund’s 10-Q / 10-K filings.

Daily Compliance Services

■	$ 20,000 per fund per year - Base fee

■	$ 2,500 per fund group - Setup

Section 18 Daily Compliance Testing (for derivatives and leverage)

■	$ 1,500 set up fee per fund complex

■	$ 500 per fund per month

Controlled Foreign Corporation (CFC)

■	$ 15,000 plus U.S. Bank Fee Schedule

C- Corp Administrative Services

■	$ 15,000 plus 1940 Act C-Corp - U.S. Bank Fee Schedule

■	$ 25,000 plus 1933 Act C-Corp - U.S. Bank Fee Schedule

Ongoing Annual Regulatory Administration Services

Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:

■	$ 15,000 first fund

■	$ 2,500 each additional fund in the same statutory prospectus up to 5 funds

■	Fees will be negotiated for fund 6+

Section 15(c) Reporting

■	$ 2,000 per fund per standard reporting package*

■	Additional 15(c) reporting is subject to additional charges

■	Standard data source - Morningstar; additional charges will apply for other data services

*Standard	reporting packages for annual 15(c) meeting

●	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report

●	Performance reporting package: Peer Comparison Report

Equity & Fixed Income Attribution Reporting

■	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Fees for Special Situations:

■	Fee will be assessed.

Rule 2a-5 Reporting (valuation reporting and support):

■	$ 2,000 per fund

Customized delivery of data:

■	TBD

Core Tax Services (’40 Act Funds ONLY)

M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services

The Base Fee includes the following core tax services: M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two). Additional services excluded from the Base Fee are:

■	$ 5,000 per year - Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs)

■	$ 1,000 per additional estimate - Additional Capital Gain Dividend Estimates - (First two included in core services)

■	$ 1,500 per additional return - State tax returns - (First two included in core services)

Tax Reporting - C-Corporations

Federal Tax Returns

■	$ 25,000 - Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)

■	Prepare Federal and State extensions (If Applicable) - Included in the return fees

■	$ 2,000 Per estimate - Prepare provision estimates

State Tax Returns

■	$ 1,500 per state return - Prepare state income tax returns for funds and blocker entities

●	$ 2,000 per state return - Sign state income tax returns

Assist in filing state income tax returns - Included with preparation of returns

■	$ 1,000 per fund - State tax notice consultative support and resolution

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Fees are calculated pro rata and billed monthly